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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the incorporation of our reports dated May 1, 1998, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 filed on November 17, 1989, January 31, 1990, May 16, 1991, October 13, 1995, June 12, 1996 and March
26, 1998, on Form S-3 filed on August 19, 1991, October 13, 1995, November 7, 1995 and March 4, 1998, and on Form S-4 filed on February 20, 1998.


ARTHUR ANDERSEN LLP

Houston, Texas
June 19, 1998